UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2004

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-12175

75-2662240

(State or other jurisdiction

(Commission File No.)

(IRS Employer

of incorporation)	Identification No.)

3150 Sabre Drive
Southlake, Texas 76092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.

(Former name or former address, if changed since last report.)

Item 9.                    Regulation FD Disclosure

As previously announced, Sam Gilliland, President and CEO of Sabre Holdings Corporation (“Sabre Holdings”), is scheduled to present at the Bear Stearns Technology Conference in New York City at 11:30 a.m. Eastern Daylight Time today.  The presentation is scheduled to be Webcast live. To listen to the presentation, visit Sabre Holdings’ Investor Relations Website at www.sabre-holdings.com/investor/.  Webcast replays will be available shortly after the live presentations and will be archived on that site.

Mr. Gilliland is expected to comment on performance trends for the second quarter including revenue, earnings, and travel bookings.

Total company revenue for the second quarter is expected to be in the previously reported range of $540 million to $560 million.   Earnings per share are expected to be significantly better than the previously reported estimate of $0.35 - $0.40 on an adjusted basis, and $0.29 to $0.34 on a GAAP basis.  Primary factors in this change include lower operating costs and expense controls company wide, resulting in, among other things, better than expected profitability at Travelocity.   Travelocity’s operating earnings are expected to be in the range of $7 million to $11 million on an adjusted basis, and ($2 million) to $2 million on a GAAP basis for the second quarter.

It is currently too early for Sabre Holdings to be more specific on the projected impact to earnings per share for second quarter and the full year 2004.  Sabre Holdings will not elaborate at this time about its revenue and earnings forecasts but will do so in the near future.

All of the information furnished in Item 9 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Notice

Statements in this report and in the exhibits hereto which are not purely historical facts, including statements about forecasted financial projections or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to the Company on the date this report was submitted.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to geopolitical developments, the financial instability of many air carriers and the Company’s revenues being highly dependent on the travel and transportation industries.  The Company may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of the Company’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION
By:	/s/ James F. Brashear
Name:	James F. Brashear
Title:	Corporate Secretary

Date: June 15, 2004

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES

($ in millions)

Travelocity Operating Income (Loss) Reconciliation

	2Q 2004 Guidance
	Low	High
GAAP Operating Income (Loss)	$(2.3)	$1.7

Add: Amortization of intangibles and transaction fees from merger and acquisition activity	7.7	7.7
Add: stock compensation	1.6	1.6

Adjusted Operating Income	$7.0	$11.0

Net Earnings Reconciliation

	2Q 2004 Guidance
	Low	High
GAAP Net Earnings	$40.9	$47.9

Adjustments, net of taxes:
Add: amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	8.3	8.3

Adjusted Net Earnings	$49.2	$56.2

GAAP EPS	$0.29	$0.34
Adjusted EPS	$0.35	$0.40

Diluted share count (in millions)	140.5